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                                                                  EXHIBIT 10hh-5

                        FIFTH AMENDMENT TO THE BELLSOUTH
                             RETIREMENT SAVINGS PLAN

      THIS FIFTH AMENDMENT to the BellSouth Retirement Savings Plan (the "Plan") is made effective as of the dates specified herein, by the BellSouth Savings Plan Committee (the "Committee").

      WHEREAS, BellSouth Corporation (the "Company") maintains the Plan for the benefit of its employees and employees of certain of its affiliates;

      WHEREAS, Section 19.1 of the Plan provides that the Plan may be amended at any time by action of the delegate of the Board of Directors of BellSouth Corporation;

      WHEREAS, the Board has delegated the authority to approve amendments to the Plan to the Executive Nominating and Compensation Committee, which in turn has delegated this authority to the Committee; and

      WHEREAS, Section 22.4 of the Plan provides that any amendment to this Plan automatically shall be effective as to each Participating Company without any further action by any Participating Company; and

      WHEREAS, the Committee agreed at their December 15th, 2004 meeting to:

      1. Declare the "special rules applicable in the even of certain natural disasters" to be automatically effective for eligible participants following the occurrence of a natural disaster, and

      2. Allow certain eligible represented job titles to participate in the Plan, in accordance with the 2004 Benefits Memorandum of Agreement.

      NOW, THEREFORE, pursuant to the authority delegated by the Committee, the undersigned officer approves the following amendments to the Plan:

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                                       1.

            Effective as of September 1, 2004, amend Section 25 by deleting subparagraph 1.a. and replacing it with the following:

            "In the event that the President of the United States declares that an area in which Participating Employees reside warrants assistance by the Federal Government under the Disaster Relief Act of 1974, Pub. L. No. 93-288, as amended, the special rules and procedures hereinafter described in this Section 25 shall apply with respect to each Participating Employee whose principal residence is located within an area covered by the President's declaration (hereinafter referred to as "Designated Participating Employees")."

                                       2.

            Effective as of September 1, 2004, amend Section 25 by deleting subparagraph 1.c. and replacing it with the following:

            "The special rules and procedures of this Section 25 shall remain in effect for 180 days from the date of the President's declaration of a federal disaster area."

                                       3.

            Effective as of January 1, 2005, amend Section 2 of the Plan by deleting the definition of "ELIGIBLE EMPLOYEE" and replacing it in its entirety with the following:

            ""ELIGIBLE EMPLOYEE" shall mean an Employee (a) who has attained age 18, (b) who is a regular Employee in the active service of a Participating Company (on a full-time or part-time basis) and (c) who has been employed for one full calendar month by either: (i) a Participating Company, Affiliate or Subsidiary which has adopted the Plan; or (ii) an Interchange Company (if the applicable Interchange Agreement covers such Employee and provides that this Plan shall recognize such Employee's service with that Interchange Company).

                  Any Non-Management Employee (including any Non-Management
            Employee serving as an Acting Manager) employed by a Participating Company who has adopted the Savings and Security Plan shall not be eligible to participate in this Plan with the exception of the Employees employed by BellSouth Advertising and Publishing Corporation in the following job classifications: (i) Directory Advertising Sales Representative - Expansion Market, (ii) Directory Special Account Representative, (iii) Premise Non-Billing Representative, (iv) Internet Sales Representative - Premise,

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            (v) Directory Telephone Sales Representative, (vi) Telephone Sales
            Specialty Representative, (vii) Telephone Non-Billing Sales Representative, and (viii) Cyber Representative.

                  An Employee shall not be an Eligible Employee if he is (i) a
            "leased employee" within the meaning of Code section 414(n), (ii) otherwise paid by a leasing organization rather than by a Participating Company, (iii) treated as an independent contractor under the personnel policies and practices of his Participating Company, (iv) a nonresident alien employed outside the United States who receives no U.S. sourced income, or (v) unless otherwise provided in the applicable collective bargaining agreement, included in a unit of Employees covered by a collective bargaining agreement between employee representatives and an Affiliate or Subsidiary.

                  An Eligible Employee who has terminated employment and who is reemployed by a Participating Company shall become an Eligible Employee upon his reemployment. An Employee shall be deemed an Eligible Employee for the purpose of participating in this Plan if,
            (1) at any time prior to January 1, 1984, such Employee was eligible to participate in the Bell System Savings Plan for Salaried Employees or the Bell System Savings and Security Plan, or (2) at any time prior to the adoption of this Plan by the Employee's Participating Company, such Employee was eligible to participate in a Predecessor Plan or any other qualified defined contribution plan sponsored by the Employee's Participating Company and he is an Employee of such Participating Company immediately before its adoption of this Plan."

                                       4.

            Any other provisions of the Plan not amended herein shall remain in full force and effect.

      IN WITNESS WHEREOF, this Amendment has been executed by the duly authorized representative of the Committee.

                                        BELLSOUTH SAVINGS PLAN COMMITTEE

                                          /s/ Richard D. Sibbernsen
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                                        By:  Richard D. Sibbernsen, Chairman

                                          December 22, 2004
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                                        Date